                                                            EXHIBIT 10.6(c)

        CRAGAR

        THE WHEEL PEOPLE(TM)

        February 16, 1995

All Holders of Cragar Industries, Inc. 1992 Five-
Year Fifteen (15) Percent Notes

        Re:     1995 Recapitalization of Cragar Industries, Inc. (the "Company")

Dear Holders:

        Each of you is a holder of (i) the Company's 1992 Five-Year Fifteen
(15) Percent Notes, as amended by a First Note Amendment dated September 30, 1994 (as amended, the "1992 Notes"), and/or (ii) the New Note (as defined in
Section I.E., below). For purposes of this letter, each of you is sometimes referred to individually as an "Original Investor" and collectively as the "Original Investors." I am writing to inform you that on January 31, 1995, the Company's Board of Directors (the "Board") approved a plan of recapitalization of the Company (the "Recapitalization") pursuant to which all of the Original Investors are hereby being asked to contribute to the capital of the Company the outstanding indebtedness under the 1992 Notes and the New Note (the "Contribution"). The terms, conditions and consequences of the Contribution are explained elsewhere in this letter.

        THE CONTRIBUTION IS HEREBY MADE CONDITIONAL UPON THE ELECTION OF ALL ORIGINAL INVESTORS TO PARTICIPATE IN THE CONTRIBUTION BY NO LATER THAN 5:00 P.M., FEBRUARY 28, 1995; IF LESS THAN ALL ORIGINAL INVESTORS ELECT TO PARTICIPATE IN THE CONTRIBUTION AS OF SUCH DATE, THEN THE CONTRIBUTION SHALL BE RENDERED NULL AND VOID.

        As explained in greater detail in Section II, below, the Contribution is part of a recapitalization plan that has been approved by the Board in order to reduce a significant portion of the long-term debt of the Company and thereby increase the equity of the Company.

        IN ORDER TO PARTICIPATE IN THE CONTRIBUTION, YOU MUST COMPLETE AND SIGN THE ELECTION NOTICE ATTACHED TO THIS LETTER AS SCHEDULE 1 AND DELIVER OR SEND IN THE ENCLOSED FEDERAL EXPRESS


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 February 16, 1995
 Page 2


 ENVELOPE THE ELECTION NOTICE, AND SURRENDER AS SOON AS PRACTICABLE THE ORIGINAL 1992 NOTES OR THE NEW NOTE TO WHICH YOU ARE A PARTY, TO MR. MICHAEL L. HARTZMARK, PRESIDENT, CRAGAR INDUSTRIES, INC., 4636 NORTH 43RD AVENUE, PHOENIX, ARIZONA 85031, EVIDENCING YOUR ELECTION TO CONTRIBUTE ALL OUTSTANDING INDEBTEDNESS UNDER THE 1992 NOTES AND NEW NOTE TO WHICH YOU ARE A PARTY TO THE CAPITAL OF THE COMPANY. IN THE ALTERNATIVE, YOU MAY DELIVER THE ELECTION NOTICE BY FACSIMILE (FAX NO. (602) 846-0684), SO LONG AS YOU DELIVER THE ORIGINALLY EXECUTED ELECTION NOTICE IN THE MANNER SET FORTH ABOVE AS SOON AS PRACTICABLE.

        IF YOU WISH TO PARTICIPATE IN THE CONTRIBUTION, THEN THE COMPANY MUST RECEIVE FROM YOU, WHETHER BY PERSONAL DELIVERY, MAIL, MESSENGER, OVERNIGHT COURIER OR FACSIMILE, A PROPERLY EXECUTED ELECTION NOTICE NO LATER THAN 5:00 P.M., FEBRUARY 28, 1995, AND THE ORIGINAL 1992 NOTES AND THE NEW NOTE TO WHICH YOU ARE A PARTY AS SOON AS POSSIBLE THEREAFTER. THE CONTRIBUTION SHALL BE EFFECTIVE AS OF JANUARY 1, 1995.

 I.     Background of the Contribution

        A. The 1992 Notes. In connection with the original contribution to capital of the Company (the "Original Investment"), as more specifically set forth in Schedule 2 hereto, the Original Investors contributed $4,500,000 to the capital of the Company. For each $100,000 invested, an Original Investor acquired (i) 2,777.8(1) shares of the Company's Class A Common Stock, $0.01 par value (the "Common Stock"), (ii) 375 Class A Warrants, and (iii) a 1992 Note, in the principal amount of $72,222. The Class A Warrants (which entitle the holder to purchase one (1) share of the Common Stock at $10 per share) are exercisable by the Original Investors at any time on or before December 31, 1999 and, therefore, they are now exercisable by the Original Investors. In addition, the Class A Warrants provide the Original Investors with certain protections against


---------------

(1) All numbers set forth herein and in the Schedules hereto give effect to the reverse stock split that was approved by the stockholders of the Company on March 26, 1994, pursuant to which all of the issued and outstanding shares of common stock of the Company were converted into and reconstituted as one-tenth of one share of common stock. For example, whereas one Unit originally had 27,778 shares before the reverse split, afterwards, each Unit has one-tenth of that amount, 2,777.8 shares.

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 February 16, 1995
 Page 3

 dilution (see Section 2 of the Statement of Rights of Warrant Holders), and, by participating in the Contribution, each participating Original Investor waives any and all rights which it may have thereunder protecting such Original Investor against dilution in connection with the issuance of the Class B Warrants to Dworkin in connection with the Dworkin Contribution (see Section I.E., below). Each Original Investor's rights under the 1992 Notes are expressly made subject to and subordinate to the claims of all creditors of the Company. The Company's obligations under the 1992 Notes are unsecured. In addition, each Original Investor has the right to convert the outstanding balance under its 1992 Note, pursuant to the terms set forth therein, into shares of Common Stock at the price of $10 per share.(2)

        B. Loan and Security Agreement. On April 7 1994, the Company and Foothill Capital Corporation ("Foothill") entered into a Loan and Security Agreement (the "Loan Agreement"). The Loan Agreement provides the Company with a revolving line of credit of up to $10,000,000 (the "Revolving Line"). At December 31, 1994, approximately $7,644,530 was outstanding under the Revolving Line. The Company's obligations under the Loan Agreement are secured by substantially all of the Company's assets.

        C. The 1993 Notes. From August 1993 through February 1994, the holders (the "Junior Holders") of the Company's 1993 Two-Year 6% Convertible Subordinate Secured Notes (the "1993 Notes") loaned $1,500,000 to the Company, on the terms and subject to the conditions of the 1993 Notes. Each Junior Holder's rights under the 1993 Notes are subject to and subordinate to the rights of Foothill under the Loan Agreement. The Company's obligations under the 1993 Notes are secured (subject to the lien in favor of Foothill) by substantially all of the Company's assets. Also, each Junior Holder has the right at any time to convert its 1993 Notes into a number of shares of Common Stock equal to one percent of the total issued and outstanding shares of Common Stock after the conversion of all the 1993 Notes, for each $100,000 of principal amount of such Junior Holder's 1993 Note.

        D. The Cognovit Promissory Note. Pursuant to a Cognovit Promissory Note, dated as of September 30, 1993, the Company was originally indebted to Performance Industries, Inc. ("Seller") in the principal amount of $2,000,000. The Company's obligations under the Cognovit

---------------

(2) The Company has previously asked each of the Original Investors to forgive the interest payments that would have otherwise been due and payable by the Company to the Original Investors on January 1, 1994 and January 1, 1995 under the 1992 Notes, pursuant to the terms and conditions of an Agreement to Forgive Interest dated as of December 15, 1994. As of the date of this letter, all Original Investors, except for the one Original Investor who is deceased, have agreed to forgive such interest.


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February 16, 1995
Page 4

Note are unsecured. The Company has recently renegotiated the Cognovit Note, pursuant to which, except as set forth in Item No. 2 of Schedule 3 hereto, a payment of $360,000 was made in settlement of a $720,000 obligation which became due and payable on December 1, 1994. The current principal balance under the Cognovit Note is $1,340,000. Pursuant to a December 14, 1994 Memorandum from Seller to the Company, the Company and Seller agreed to amend the Cognovit
Note in certain other aspects, a summary of which is set forth in Schedule 3 hereto.

       E. The Dworkin Contribution. On December 15, 1994, Mr. Sidney Dworkin invested $500,000 in the Company (the "Dworkin Contribution") in order to, among other things, fund the Company's $360,000 payment to Seller on December 15, 1994. With respect to this $500,000 investment, $150,000 was made as a contribution to capital, and the remaining $350,000 was made, subject to the consent of Foothill (see Section III, below), as a loan to the Company. In consideration of the $150,000 capital contribution, Mr. Dworkin shall receive the same consideration that an Original Investor would have received from the Company in connection with the Original Investment; that is, 4,166.7 shares of Common Stock, 562.5 Class A Warrants, and a promissory note, on the same terms and conditions of the 1992 Notes (a "New Note"), in the principal amount of $108,333. In consideration of the $350,000 loan to the Company, Mr. Dworkin shall receive (i) a promissory note in the principal amount of $350,000, bearing interest at the rate of 1.5% per month through June 30, 1995, and 2% per month thereafter until the outstanding principal balance is paid in full, and (ii) 3,500 warrants to purchase one (1) share of the Common Stock at $2.50 per share, exercisable at any time on or before December 31, 1999 (the "Class B Warrants").

II.    The Contribution.

       The Contribution was approved by the Board on January 31, 1995. By contributing a significant portion of the Company's long-term debt to equity, the Company will (i) improve the Company's balance sheet; (ii) increase the possibility of obtaining more favorable terms from lenders and vendors; (iii) reduce operating costs, which will likely lead to the improved overall performance of the Company; and (iv) significantly improve the likelihood of the Company attracting a suitor or funds to accelerate the Company's growth.

       In connection with the Contribution, the Original Investors shall contribute to the capital of the Company the then outstanding indebtedness under the 1992 Notes and the New Note. No securities of the Company or any other consideration will be issued or delivered to the Original Investors in connection with the Contribution. Since (i) the Contribution is being made on the condition that all of the Original Investors agree to participate in the Contribution, as indicated on Schedule 4 attached hereto, and (ii) the conversion rights of the Junior Holders are based upon a fixed percentage of the then outstanding common stock, the Contribution will not cause any
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 February 16, 1995
 Page 5


 adjustment in the relative ownership interests of the Original Investors and the Junior Holders, except to the extent that Mr. Dworkin's relative equity interest in the Company is increased, which increase is attributable to the Class B Warrants and is more specifically described in Schedule 4.

III.    Condition Precedent.

        Our attorneys have advised us that the consent of Foothill must be obtained under the Loan Agreement before the Contribution may become effective. The Company is negotiating with Foothill to obtain the requisite consent and anticipates being able to obtain Foothill's consent. If, however, Foothill has not granted its consent to the Contribution by February 28, 1995, the Contribution shall only become effective at such time that Foothill has consented to the Contribution, in which case the effective date shall relate back to January 1, 1995.

IV.     Financial Statements.

        Attached to this letter as Schedule 5 are the Company's unaudited balance sheet for December 31, 1994 (including the effect of the Contribution), Income Statement and Consolidated Statement of Cash Flows for the period then ended. KPMG Peat Marwick is working with the Company, but has not yet concluded its year-end audit of the Company.

V.      Description of Capital Stock.

        The Company's authorized capital stock consists of 700,000 shares of Class A Common Stock, $0.01 par value, of which 125,001 shares are currently issued and outstanding (excluding the issuances to Dworkin under Section I.E., above), and 200,000 shares of preferred stock, none of which is currently outstanding.

VI.     Tax Consequences to the Company.

        If the Original Investors were to receive shares or warrants in the Company in exchange for the 1992 Notes and the New Note, the Company would realize income equal to the difference between (i) the aggregate face amount of the 1992 Notes and the New Note surrendered, and (ii) the fair market value of the stock and other consideration received by the Original Investors in exchange for such notes.
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February 16, 1995
Page 6

        However, there is an exception to the income recognition rule described above. If the Original Investors contribute the 1992 Notes and the New Note to the capital of the Company, and receive no stock or other consideration in return for such capital contribution, then the Company would realize income only to the extent the Original Investors' tax basis in the 1992 Notes and the New Note was less than the face value of the 1992 Notes and the New Note. Because this differential is zero under the facts of the instant case, the Company should realize no income if the Original Investors contribute the 1992 Notes and the New Note to the capital of the Company. The legislative history to Section 108 of the Internal Revenue Code suggests that the form selected by the parties to the transaction should govern.

VII.    Certain Risk Factors.

        In addition to the other information contained in this letter, the following should be considered by you before you elect to contribute to the capital of the Company the outstanding indebtedness under your 1992 Notes or the New Note:

        A. Loss of Preferential Rights. The Original Investors, as holders of the 1992 Notes and the New Note, are creditors of the Company and, upon dissolution, bankruptcy or such other reorganization of the Company, would be entitled to receive distributions from the Company prior to the stockholders of the Company. The Contribution will cause the creditor status of the Original Investors to be subordinated to all other creditors of the Company. However, since the 1992 Notes and the New Note expressly state that they are subordinate to all other creditors of the Company, there would appear to be only a slightly greater risk to the Original Investors that, after the Contribution, they will not be able to recover the amount of their Contributions.

        B. Expiration of Loan Agreement. The initial two year term of the Loan Agreement, which is the Company's primary financing source, automatically renews for an additional one year period on April 7, 1995, unless Foothill or the Company elects to terminate the Loan Agreement. The Company has been advised that Foothill is currently evaluating whether to renew the Loan Agreement. The Company, however, would prefer to find a less costly financing alternative and has been actively exploring other sources of capital and has specific proposals from the business credit units of Bank of America and Norwest Bank. The Company has also met with National Bank of Arizona and First National Bank of Arizona, the latter of which is currently developing a proposal for submission to the Company.

        C. Make-Up of Company's Customers. A significant portion of the Company's products are purchased by a relatively small groups of customers. Approximately 25% to 35% of the Company's annual sales are obtained through Super Shops. Although Super Shops indicates that it

February 16, 1995
Page 7


intends to increase the number of new and existing products purchased by it, no assurance can be given that Super Shops will actually increase or maintain the amount of such new or existing products. The Company has been informed that Super Shops has constructed a new warehouse, commenced a mail-order business, and has committed to the purchase of 10,000 units of a new race product over the next year, each of which indicates potential for significant growth for Super Shops which could translate in increased demands by it for the Company's products. In addition, Cragar has opened two new accounts in 1995 and is concluding negotiations on a third new account. Cragar believes that each of these accounts represents the possibility of significant sales opportunities. Cragar has also extended its product line being purchased by a major customer in the southeastern United States.

        D. Success of New Product Line. The Company has recently introduced its Cragar Lite Wheel Line and other new products and, based upon the initial reactions, expects to successfully market such products. However, since these new products have no established track record, there can be no assurance of their success. Currently, the Company holds over $700,000 in back orders for such new products.

        E. Competition. Competition is intense in the Company's product market. The Company competes nationwide with over 100 companies selling wheels in the automotive aftermarket, and it holds approximately a 5% market share. It is estimated that total sales of wheels in the automotive aftermarket exceed $500 million per annum. The largest company is believed to be American Racing Equipment, Inc. (a subsidiary of Noranda Aluminum, a large publicly traded Canadian corporation). There are also a number of larger producers of wheels which sell to Original Equipment Manufacturers and have substantially greater financial resources than the Company. There is no guarantee that one or more of these manufacturers might not enter the automotive aftermarket. Superior Industries, Inc., a large publicly traded United States Corporation, sells mostly Original Equipment wheels, but also sells into the automotive aftermarket.

        F. Dependence Upon Suppliers. The Company's business is dependent upon the assembly of parts that it obtains from its suppliers. If, for whatever reason, the Company is no longer able to acquire such parts, or if the quality and condition of such parts is not to the satisfaction of the Company, then the Company could be adversely affected in its ability to provide products to its customers. In addition, one of the Company's major suppliers is located in China, which has been subject to numerous trading restrictions by the United States from time to time.

        G. Fluctuation in Prices of Raw Materials. The products obtained by the Company are primarily metal products, the cost of which could vary greatly due to the shortages in the availability of certain raw materials. Due to the competitive nature of its market place, the Company may not be able to pass on all of such higher costs to its customers. If not, the Company's profit margin will

                                   SCHEDULE 1


                                ELECTION NOTICE


        The undersigned hereby irrevocably contributes to the capital of Cragar Industries, Inc. the entire, aggregate principal balance of its 1992 Notes or the New Note (as defined in Cragar Industries, Inc.'s letter to which this Election Notice is attached (the "Letter")), in accordance with the terms of the Contribution, as disclosed in the Letter. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Letter.

        In connection with the foregoing, the undersigned represents and warrants to, and covenants with, Cragar Industries, Inc. (the "Company"), as of the date hereof, that:

        1. The undersigned understands the information contained in the Letter and information otherwise provided to it in writing, if any, by the Company relating to the Contribution, including, without limiting the generality of the foregoing, the "Risk Factors" set forth in Section VII of the Letter;

        2. The undersigned understands that all documents, records and books pertaining to the Contribution (including, without limitation, the Company's business plan) have been made available for inspection by it, its attorney and/or its accountant;

        3. The undersigned and/or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Contribution, and all such questions have been answered to the full satisfaction of the undersigned;

        4. No oral or written representations have been made or oral or written information furnished to the undersigned or its advisor(s) in connection with the Contribution inconsistent with the information stated in the Letter and the Schedules thereto;

        5. The undersigned is not participating in the Contribution as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription in connection with investments in securities generally;



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

         6. The undersigned has reached the age of majority in the state in which the undersigned resides and is not a non-resident alien;

         7. The undersigned has adequate means of providing for the undersigned's current needs and personal contingencies, is able to bear the substantial economic risk of an additional capital investment in the Company for an indefinite period of time, has no need for liquidity in such investment and, at the present time can afford a complete loss of such investment;

         8. The undersigned has such knowledge and experience in financial and business matters, either alone or with a representative, so as to enable it to utilize the information made available to it in connection with the Contribution in order to evaluate the merits and risks of exercise of the Contribution and to make an informed investment decision with respect thereto;

         9. The undersigned is not relying on the Company with respect to the tax and other economic considerations of the undersigned relating to the Contribution. In regard to such considerations, the undersigned has relied on the advice of, or has consulted with, only its own advisors;

        10. The undersigned is making the additional investment in the Company (the "Investment") for its own account, for investment and not with a view to distribution thereof; and that its interest in the Investment will not be sold or distributed in violation of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state law or the rules or regulations under either. The undersigned understands that the Investment has not been registered under the Securities Act or applicable state securities laws by reason of the reliance by the Company on an exemption from the registration requirements of the Securities Act and applicable state securities laws. The financial condition of the undersigned is such that it is able to bear all risks of the Investment for an indefinite period of time. The undersigned has been afforded an opportunity to ask questions of and receive answers from the Company and from persons authorized to act on its behalf, concerning the terms and conditions of the Contribution, and the opportunity to review the books and records of the Company and to obtain additional information to verify the accuracy of information furnished by the Company. The undersigned has investigated the Investment to the extent it deems necessary or desirable, and the Company has provided it with the assistance in connection therewith that it requested. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Investment and of making an informed investment decision with respect thereto.

        11. The undersigned is an "accredited investor" within the meaning of Rule 501 of Regulation D, because the undersigned is one of the following (check whichever of the following is applicable to you):

        ______ A.  A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase exceeds $1,000,000. "Net worth" means the net value or equity of a purchaser's assets and properties, provided that a purchaser's principal residence (if any) must be at the lower of (i) cost, including the costs of improvements net of current encumbrances upon the property; (ii) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property; or (iii) the estimated fair market value of the property, net of current encumbrances upon the property;

        ______ B.  A natural person whose individual income exceeded $200,000 in each of the two most recent years or whose joint income with that person's spouse exceeded $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year;

        ______ C.  A bank as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity;

        ______ D.  An insurance company as defined in Section 2(13) of the
                   Securities Act;

        ______ E.  A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

        ______ F.  Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

        ______ G.  An investment company registered under the Investment
                   Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

        ______ H.  A Small Business Investment Company licensed by the U.S.
                   Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

        ______ I.  A pension or profit sharing trust (other than a pension or profit sharing trust of the Company) that is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, the investment decisions are made solely by persons that are accredited investors within the meaning of the Act;

        ___ J. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

        ___ K. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, a corporation, Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Preferred Stock, with total assets in excess of $5 million according to its most recent audited financial statement;

        ___ L.  A director or executive officer of the Company;

        ___ M. A trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the Preferred Stock, whose purchase is directed by a person who either alone or with his purchaser representative has such knowledge or experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

        ___ N. Any entity in which all the equity owners are accredited investors within the meaning of the Securities Act.

        12. The undersigned agrees that upon the Contribution, the Company shall have no further obligations to it under the 1992 Notes and the New Note, and the undersigned shall have no further rights, privileges or benefits thereunder.

        13. By participating in the Contribution, each participating Original Investor waives any and all rights which it may have under the Class A Warrants protecting such Original Investor against dilution in connection with the Dworkin Contribution.


                                        ---------------------------------
                                        [Signature]


                                        _________________________________
                                        [Print Name]

                                   SCHEDULE 3

                         MODIFICATIONS TO COGNOVIT NOTE

        1. No Additional Security Interests. The Company has agreed to not grant any new security interests without the prior consent of Seller except for any security interest granted to (i) Foothill under the Loan Agreement, (ii) any first tier lender in substitution of the Loan Agreement, or (iii) any lenders in substitution of all or any part of the debt evidenced by the 1993 Notes.

        2. Subordination by Original Investors. The Company has agreed to cause the Original Investors, no later than March 22, 1995, to subordinate at least 85% of the Company's aggregate outstanding indebtedness to the Original Investors under the 1992 Notes to the indebtedness of the Company to Seller under the Cognovit Note. If the Company is not successful in causing such subordination, then the Company is obligated to grant Seller a security interest (subject to the lien in favor of Foothill and the Junior Holders pursuant to the Loan Agreement and the 1993 Notes, respectively) in all of the Company's equipment situated in Mexicali, Mexico, which is valued at approximately $250,000.

                Moreover, if the Company is unsuccessful in causing at least 75% of the Company's aggregate indebtedness to the Original Investors under the 1992 Notes to be subordinated to the indebtedness of the Company to Seller under the Cognovit Note by March 22, 1995, then (i) the outstanding principal balance of the Cognovit Note shall be increased by $110,000, which shall effectively cause the debt forgiveness described in Section I.D. of the letter to which this
Schedule 5 is attached to be reduced from $360,000 to $250,000, and (ii) a penalty in the amount of the remaining $250,000 of the forgiven debt shall be added to the outstanding principal balance upon any subsequent default by the Company to make any payment under the Cognovit Note on or before the applicable due date. Our attorneys have advised us that the Contribution will satisfy the Company's subordination obligations under the Cognovit Note.

        3. The Company's Prepayment Options. Seller has granted the Company the following two options to prepay the Cognovit Note in full and final satisfaction of all of the Company's obligations to Seller under the Cognovit Note: (i) The Company may pay Seller $840,000 on or before December 31, 1994, or (ii) the Company may pay Seller $1,000,000 on or before February 28, 1995. The Company did not exercise the first of these prepayment options. Any such prepayment must be consented to by Foothill (See Section III of the letter to which this Schedule 5 is attached).

        4. Modified Schedule of Payments. Finally, Seller and the Company agreed to a new schedule of payments under the Cognovit Note pursuant to which (i) the interest rate has been increased from 6% to 8% per annum and (ii) amortized payments under the Cognovit Note shall be made monthly in the amount $60,000, except no monthly payments shall be made in the months of December, January, February, and March of each calendar year. The Company has also been granted


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
a 30-day cure period for its first delinquent payment.


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